                                                                                                                                         Exhibit 3

THE NOTE REPRESENTED HEREBY, AND ALL SHARES OF CAPITAL STOCK ISSUABLE HEREUNDER UPON CONVERSION, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF NORTH CAROLINA. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS REMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

TRANSBOTICS CORPORATION

6% CONVERTIBLE SUBORDINATED NOTE

$150,000.00                                                                                                     Charlotte, North Carolina
                                                                                                                         September 23, 2003

           FOR VALUE RECEIVED, the undersigned, Transbotics Corporation, a Delaware corporation (the "Company"), promises to pay to the order of Robison-Oates Investment Fund, L.L.C., a North Carolina Limited Liability company (the "Holder"), the principal sum of One Hundred and Fifty Thousand and No/100 U.S. Dollars ($150,000.00) at the principal address of Holder in Charlotte, North Carolina, or at such other location as is specified by written notice from Holder to the Company, together with interest on the unpaid amount of said principal sum from time to time outstanding at the rate per annum equal to six percent (6%), with quarterly payments of interest commencing November 30, 2003. Principal and any accrued and unpaid interest shall be due and payable on September 30, 2013.

          If any payment of principal or interest under this note shall be due on a Saturday, Sunday or any day on which banks in Charlotte, North Carolina are legally closed to business, such payment shall be made on the next succeeding business day and interest shall continue to accrue on the unpaid balance of the principal sum of this note until the date payment is received by Holder.

         This note is subject to redemption in whole or in part, by the Company at any time after September 30, 2006 by the Company providing thirty (30) days prior written notice and its payment of the principal of and accrued interest on this note.

        For as long as this note is outstanding, this note may be converted in whole, but not in part, at the option of the Holder into shares of common stock of the Company at a conversion price of $0.40 per share by providing the Company with this note duly endorsed by Holder and the conversion notice in the form set forth on Annex A attached hereto.

        Notwithstanding any provision to the contrary contained herein, this Note and the obligations hereunder are expressly subordinate in accordance with the terms of Annex B hereto to the Company's obligations to its Lender referred to in Annex B. By acceptance of this Note, the Holder hereby acknowledges and agrees that rights under this Note are subordinate to the rights of the Lender in accordance with the terms of Annex B hereto.

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The foregoing subordination shall not impair or otherwise affect the validity, as between the Company and the Holder, of this Note.

         This note is being delivered in the State of North Carolina and all sums payable under this note are payable in the State of North Carolina. This note shall be governed, construed and enforced in accordance with the substantive laws of the United States and the State of North Carolina, without regard to rules governing conflict of laws. The provisions of this note are severable, and the invalidity or unenforceability of one or more of the provisions of this note shall not affect or impair the validity or enforceability of the remaining terms hereof.

         IN WITNESS WHEREOF, the duly authorized officer of the Company has executed this note on the date first above written.

                                                                                        TRANSBOTICS CORPORATION

                                                                                         By:  /S/ CLAUDE IMBLEAU
                                                                                         Its:  President

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ANNEX A

FORM OF CONVERSION NOTICE

TRANSBOTICS CORPORATION

The undersigned owner of the 6% Convertible Subordinated Note attached hereto irrevocably exercises the option to convert this 6% Convertible Subordinated Note into 375,000 shares of Common Stock of Transbotics Corporation. (such conversion being at a conversion price of $0.40 per share), and directs that the shares issuable and deliverable upon the conversion, be issued and delivered to the registered Holder thereof as soon as practicable hereafter. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this 6% Convertible Subordinated Note.

Dated:________________                                  Signature: ____________________________________

                                                                            Name of Holder Printed:_________________________

_____________________________
(Street Address)

_____________________________
(City, State and zip code)

Social Security or other Taxpayer Identification Number:_______________________

Signature Guarantee:____________________________________________________

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ANNEX B
TO
6% CONVERTIBLE SUBORDINATED NOTE OF
TRANSBOTICS CORPORATION

         1.01   Definitions. In addition to the terms defined above in this 6% Convertible Subordinated Note, the following terms shall have the following meanings:

          "Senior Credit Agreement" means the Credit Agreement dated as of _______, 2003, by and between the Company and the Lender referred to therein, as amended, restated, supplemented or otherwise modified from time to time and any and all credit agreements relating to any refinancings respecting the Senior Indebtedness.

          "Senior Default" means any Default or Event of Default under the Senior Credit Agreement or any document referred to therein.

          "Senior Indebtedness" means the obligations of the Company as described in the Senior Credit Agreement, and in each case any amendment, restatement, extension, renewal, or other modification thereof, and any indebtedness for borrowed money refinancing, in whole or in part, such obligation, provided that the principal amount of such indebtedness to which the Subordinated Note is subordinated shall not exceed $500,000.

         "Subordinated Note" means the $150,000.00 6% Convertible Subordinated Note payable by Transbotics Corporation to the order of Robison-Oates Investment Fund, L.L.C. to which this Annex B is annexed.

          1.02 Subordination Upon Distribution of Assets. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or pursuant to any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company (any such event is referred to herein as a "Bankruptcy"), all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of this Subordinated Note, or to acquire this Subordinated Note for cash or property and any such payment or distribution which otherwise would be payable or deliverable upon or with respect to this Subordinated Note shall be paid or delivered directly to the holder of the Senior Indebtedness for application to the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash.

         1.03 Limitations on Payment. Upon the occurrence of any Senior Default and unless and until such Senior Default shall have been cured in a manner satisfactory to the holder of the Senior Indebtedness or effectively waived in writing by such holder, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of this Subordinated Note or in respect of any redemption, retirement, purchase or other acquisition of this Subordinated Note. Upon any such cure or waiver of such Senior Default, the Company may pay to the Holder all sums then due and payable under this Subordinated Note.

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        1.04 Payments and Distributions Received. If the Holder shall have received any payment from or distribution of assets of the Company or proceeds of any collateral, in respect of this Subordinated Note in contravention of the terms of this Annex B, then and in such event such payment, distribution or proceeds shall be received and held in trust for and shall be paid over or delivered to the holder of Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full in cash.

        1.05 Proofs of Claim. If, while any Senior Indebtedness is outstanding, the Company shall commence or be subject to any Bankruptcy, the Holder shall duly and promptly take such action as the holder of Senior Indebtedness may reasonable request to collect any payment with respect to this Subordinated Note for the account of the holder of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Subordinated Note. Upon the failure of the Holder to take any such action, the holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Subordinated Note and to file claims and proofs of claim with respect of this Subordinated Note and the Holder hereby appoints the holder of Senior Indebtedness or its representative as attorney-in-fact for such Holder to take any and all actions permitted by this paragraph to be taken by such Holder.

       1.06 Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash or in a manner satisfactory to the holders thereof, the Holder shall be subrogated to the rights of the holder of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. A distribution made under this Annex B to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on Senior Indebtedness.

      1.07 Subordination May Not Be Impaired by the Maker. No right of any holder of any Senior Indebtedness to enforce the subordination of this Subordinated Note shall be impaired by any failure to act by the Company or such holder of Senior Indebtedness or by the failure of the Company or such holder to comply with this Subordinated Note. The provisions of this Annex B shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     1.08 Subordination Not Impaired: Benefit of Subordination. The Holder agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Company and any Holder and the rights and benefits of the holders of the Senior Indebtedness set forth in this Annex B:

           (a) The obligations and liabilities of the Company and any other party or parties for or upon the Senior Indebtedness may, from time to time, be amended, restated, renewed, refinanced, extended, compromised, supplemented, terminated, waived or released or otherwise modified (but shall not be increased to a principal amount exceeding $500,000);

           (b) The holder of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

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      (c) Any balance or balances of funds with the holder of Senior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the holder of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of this Subordinated Note to the Senior Indebtedness provided for herein.

          1.9 Amendments. The provisions of this Annex B are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains outstanding, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the holder of Senior Indebtedness.

         1.10 Covenants of Holders. Until all of the Senior Indebtedness has been paid in full in cash.

         (a) The Holder shall not sell, assign, transfer or pledge this Subordinated Note unless expressly subject to the terms of this Annex B or take any security or collateral to secure this Subordinated Note;

         (b) The Holder shall not release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of this Subordinated Note or modify or amend this Subordinated Note in such manner as to have an adverse effect upon the rights of the holder of Senior Indebtedness without such holder's prior written consent;

         (c) The Holder hereby undertakes and agrees for the benefit of the holder of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by the holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein; and

          (d) The Holder hereby undertakes and agrees for the benefit of the holder of Senior Indebtedness that he will not vote his claim or claims with respect to this Subordinated Note in a manner inconsistent with the terms of this Annex B.

           1.11 Miscellaneous. (a) To the extent permitted by applicable law, the Holder of this Subordinated Note and the Company hereby waive (i) notice of acceptance hereof by the holder of the Senior Indebtedness and (ii) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

            (b) The Company and the Holder hereby expressly agree that the holder of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Annex B or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

            (c) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, and inducement and a consideration to the holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Agreement, and the holder of Senior Indebtedness shall be deemed conclusively

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to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

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